UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2012, TeleTech Holdings, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders voted on the following proposals:

1.                                       To elect directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes

Kenneth D. Tuchman	51,129,704	732,943	2,140,767

James E. Barlett	51,485,892	376,755	2,140,767

Gregory A. Conley	51,620,770	241,877	2,140,767

Shrikant Mehta	42,476,351	9,386,296	2,140,767

Anjan Mukherjee	51,620,689	241,958	2,140,767

Robert M. Tarola	51,619,770	242,877	2,140,767

Shirley Young	51,618,370	244,277	2,140,767

Robert Webb*	51,195,770	666,877	2,140,767

*As set forth in the Company’s May 16, 2012 Form 8-K filed with the Securities and Exchange Commission (“SEC”), on May 10, 2012, Mr. Webb withdrew his nomination for election to the Board.  In accordance with the Company’s policy concerning nominees who are unable or unwilling to serve as a director of the Company, as set forth on page 7 of the Company’s 2012 Definitive Proxy Statement filed on Form DEF 14A with the SEC on April 13, 2012, the Board will either elect such other person as the Board may nominate or will reduce the number of directors that constitute the full Board from eight to seven.

2.                                       To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-Votes
53,814,615	130,804	57,995	—

3.                                       To approve on an advisory basis the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
51,544,826	264,947	52,874	2,140,767

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/	Kenneth D. Tuchman
	Name:		Kenneth D. Tuchman
	Title:		Chief Executive Officer